UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Merger Agreement

On June 1, 2010, DivX, Inc. (“DivX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonic Solutions, a California corporation (“Sonic”), Siracusa Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Sonic (“Merger Sub I”) and Siracusa Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of Sonic (“Merger Sub II”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into DivX (the “First Merger”), with DivX continuing as the surviving entity following the First Merger, and immediately following the First Merger DivX will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Transaction”), with Merger Sub II continuing as the surviving entity following the Transaction.

Under the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”) each issued and outstanding share of DivX common stock, par value $0.001 per share, will be converted into the right to receive (i) 0.514 (the “Exchange Ratio”) of a share of Sonic common stock (the “Merger Stock Consideration”) and (ii) $3.75 in cash (the “Merger Cash Consideration”).

Each outstanding option to purchase DivX common stock held by employees of DivX who will continue their employment with DivX or Sonic following the Effective Time (the “Continuing Employees”) and which has an exercise price less than the sum of (i) the Merger Cash Consideration plus (ii) the value of the Merger Stock Consideration based on the volume-weighted average price for a share of Sonic common stock, rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Stock Market LLC’s Global Select Market (“Nasdaq”), for the trading day immediately prior to the day on which the Effective Time occurs (each, an “In the Money Option”), will be converted at the Effective Time into an option to purchase Sonic common stock. The number of shares of Sonic common stock for which such options shall be exercisable shall be equal to the product obtained by multiplying (i) the number of shares of DivX common stock that were issuable upon exercise of such option immediately prior to the effective time by (ii) the sum of (x) the Merger Stock Consideration plus (y) the quotient obtained by dividing (A) the Merger Cash Consideration by (B) the volume-weighted average price for a share of Sonic common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq, for the trading day immediately prior to the day on which the Effective Time occurs (the “Stock Award Exchange Ratio”). The aggregate exercise price of such options will remain unchanged. The vesting of each outstanding option to purchase DivX common stock held by anyone other than Continuing Employees or which do not constitute In the Money Options will be accelerated prior to the Effective Time and, if not exercised, such options will terminate concurrently with the Effective Time.

The Merger Agreement contains customary representations and warranties and pre-closing covenants. The completion of the First Merger is subject to a number of customary closing conditions in the Merger Agreement including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of certain governmental restraints, the effectiveness of a Form S-4 registration statement to be filed by Sonic, the adoption of the Merger Agreement by DivX’s stockholders, approval by Sonic’s stockholders of the Transaction and the issuance of shares of Sonic common stock pursuant to the First Merger, and the absence of a material adverse effect on DivX or Sonic. The Transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the Merger Agreement, DivX and Sonic have agreed to carry on their respective businesses in the ordinary course during the period from the date of the Merger Agreement to the completion of the First Merger. DivX has agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire DivX, subject to specified exceptions.

The Merger Agreement also includes termination provisions for each of DivX and Sonic and provides that in certain specified circumstances, DivX must pay Sonic a termination fee of $8.35 million.

The Merger Agreement also provides that, immediately following the Effective Time, (ii) Sonic will offer to two of the current directors of DivX to elect them to serve on Sonic’s Board of Directors and (ii) the authorized size of Sonic’s Board of Directors shall not exceed eight directors in the aggregate.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto. The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about DivX or Sonic contained in their respective reports or statements filed with the SEC or other public information. In particular, the foregoing summary and the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to DivX or Sonic. The representations and warranties set forth in the Merger Agreement were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of DivX or Sonic.

Voting Agreements

Concurrently with the execution of the Merger Agreement, DivX entered into voting agreements (the “DivX Voting Agreements”) with each of the directors and executive officers of Sonic, pursuant to which such directors and executive officers have agreed to vote the shares of Sonic common stock beneficially owned by them: (i) in favor of the Transaction, including the issuance of shares of Sonic common stock in the First Merger, and (ii) against any action involving Sonic that would compete with or impede the Transaction or the Merger Agreement. Such directors and executive officers beneficially own outstanding shares representing approximately 9.3% of the shares of Sonic common stock outstanding on the date hereof.

Also concurrently with the execution of the Merger Agreement, Sonic entered into voting agreements (the “Sonic Voting Agreements”) with each of the directors and executive officers of DivX pursuant to which such directors and executive officers have agreed to vote the shares of DivX common stock beneficially owned by them: (i) in favor of the adoption of the Merger Agreement and (ii) against any acquisition proposal related to DivX or other actions involving DivX that would compete with or impede the Transaction or the Merger Agreement. Such directors and executive officers beneficially own outstanding shares representing 2.0% of the shares of DivX common stock outstanding on the date hereof.

The foregoing description of the DivX Voting Agreements and the Sonic Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of DivX Voting Agreement and Sonic Voting Agreement, which are filed as Exhibits 2.2 and 2.3 hereto, respectively.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Sonic and DivX. In connection with the proposed transaction, Sonic and DivX plan to file documents with the SEC, including the filing by Sonic of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Sonic and DivX plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Sonic and DivX are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Sonic and DivX because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Sonic at 7250 Redwood Boulevard, Suite 300, Novato, California 94945, Attention: Corporate Secretary or by contacting DivX at 4780 Eastgate Mall, San Diego, California, 92121, Attention: Corporate Secretary. Investors and security holders may obtain free copies of the documents filed with the SEC on Sonic’s website at www.sonic.com (under the tab “Company” and then under the subheading “Investor Relations” and then under the heading “Financial Information” and then under the heading “SEC Filings”) or DivX’s website at www.divx.com (under the tab “Company” and then under the subheading “Investors” and then under the heading “Financial Information” and then under the subheading “SEC Filings,”) or the SEC’s website at www.sec.gov.

DivX, Sonic and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DivX and the shareholders of Sonic in connection with the Transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors of DivX is included in DivX’s proxy statement for the 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2010. Additional information regarding the directors and executive officers of Sonic is also included in Sonic’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on October 1, 2009. These documents are available free of charge at the SEC’s website at www.sec.gov and the websites of DivX and Sonic as described above.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the timing of the Transaction and satisfaction of conditions to the First Merger, and other statements that are regarding future events and not historical facts. The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. Neither DivX nor Sonic intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include: uncertainties as to the timing of the Transaction due to the need to meet regulatory requirements; approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction; and dependence on third parties. These and other risks and uncertainties, which are described in more detail in DivX’s and Sonic’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 8.01	Other Events.

On June 2, 2010, DivX and Sonic issued a joint press release announcing the signing of the Merger Agreement. A copy of the joint press release of Sonic and DivX announcing the execution of the Merger Agreement is included herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 1, 2010, by and among Sonic Solutions, Siracusa Merger Corporation, Siracusa Merger LLC and DivX, Inc.

2.2	Form of Voting Agreement, dated June 1, 2010, by and between DivX, Inc. and certain stockholders of Sonic Solutions.

2.3	Form of Voting Agreement, dated June 1, 2010, by and between Sonic Solutions and certain stockholders of DivX, Inc.

99.1	Press release dated June 2, 2010 announcing Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: June 2, 2010	By:	/S/ DAN L. HALVORSON
	Name:	Dan L. Halvorson
	Title:	Chief Financial Officer and Executive Vice President Operations

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 1, 2010, by and among Sonic Solutions, Siracusa Merger Corporation, Siracusa Merger LLC and DivX, Inc.

2.2	Form of Voting Agreement, dated June 1, 2010, by and between DivX, Inc. and certain stockholders of Sonic Solutions.

2.3	Form of Voting Agreement, dated June 1, 2010, by and between Sonic Solutions and certain stockholders of DivX, Inc.

99.1	Press release dated June 2, 2010 announcing Agreement and Plan of Merger.